EXHIBIT 99.10(a)

Consent of Independent Auditors

                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]


                         INDEPENDENT AUDITORS' CONSENT


Pacific Mutual Life Insurance Company:

We hereby consent to the use in the Registration Statement of Pacific Corinthian Variable Separate Account of Pacific Life Insurance Company (formerly Pacific Mutual Life Insurance Company) on Form N-4 of our report dated February 22, 1997 related to Pacific Mutual Life Insurance Company's consolidated financial statements as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which is included in the Statement of Additional Information of such Registration Statement.

We also consent to the incorporation by reference of our report dated February 14, 1997 related to Pacific Corinthian Variable Separate Account's financial statements as of December 31, 1996 and 1995 and for each of the two years then ended; to the reference to us under the heading "Financial Statements" in the Statement of Additional Information; and to the reference to us under the heading "Financial Highlights" in the Prospectus for Pacific Corinthian Variable Annuity, which are part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

October 30, 1997